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                                                                    Exhibit 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors of
Turkcell Iletisim Hizmetleri Anonim Sirketi




     We consent to the inclusion in the registration statement on Form F-4 of Telia AB of our report dated March 7, 2002, with respect to the consolidated balance sheets of Turkcell Iletisim Hizmetleri Anonim Sirketi ("Turkcell") and its subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 20-F of Turkcell, herein and to the reference to our firm under the heading "Experts" in the registration statement.



/s/ KPMG Cevdet Suner Denetim ve Yeminli Mali Musavirlik A.S.
KPMG Cevdet Suner Denetim
ve Yeminli Mali Musavirlik A.S.



September 30, 2002
Istanbul, Turkey